As filed with the Securities and Exchange Commission on June 25, 2013

Registration No. 33-87908

Registration No. 33-97710

Registration No. 333-18347

Registration No. 333-33390

Registration No. 333-55821

Registration No. 333-57403

Registration No. 333-57580

Registration No. 333-115719

Registration No. 333-144727

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-87908

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-97710

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-18347

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-33390

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-55821

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-57403

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-57580

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-115719

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-144727

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PALOMAR MEDICAL TECHNOLOGIES, LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware	32-0404990
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

15 Network Drive
Burlington, Massachusetts	01803
(Address of Principal Executive Offices)	(Zip Code)

Palomar Medical Technologies, Inc. 1991 Stock Option Plan

Palomar Medical Technologies, Inc. 1993 Stock Option Plan

Palomar Medical Technologies, Inc. 1995 Stock Option Plan

Palomar Medical Technologies, Inc. Stock Compensation Plan

Professional Consulting Agreement As Amended-Francis R. Shottes

Professional Consulting Agreement As Amended-Joseph E. Levangie

Professional Consulting Agreement-R. Rox Anderson

Professional Consulting Agreement-H. Thomas Aretz

Key Employment Agreement As Amended-Steven Georgiev

Key Employment Agreement As Amended-Michael Smotrich

Key Employment Agreement As Amended-Joseph P. Caruso

Palomar Medical Technologies, Inc. 401(k) Plan

Professional Consulting Agreement As Amended-Charles M. LaLoggia

Palomar Medical Technologies, Inc. 1996 Stock Option Plan

Palomar Medical Technologies, Inc. 1996 Employee Stock Purchase Plan

Director and Employee Warrants

Palomar Medical Technologies, Inc. 1998 Incentive and Nonqualified Stock Option Plan

Officer Warrants

Palomar Medical Technologies, Inc. 2004 Stock Incentive Plan

Warrants to Purchase Common Stock of Palomar Medical Technologies, Inc.

Palomar Medical Technologies, Inc. 2007 Stock Incentive Plan

(Full Title of the Plan)

Michael R. Davin

5 Carlisle Road

Westford, Massachusetts 01886

(Name and Address of Agent For Service)

(978) 256-4200

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (this “Post-Effective Amendment”) is being filed by Palomar Medical Technologies, LLC, a Delaware limited liability company (“New Palomar”), as successor to Palomar Medical Technologies, Inc. (“Old Palomar”). On March 17, 2013, Old Palomar entered into an Agreement and Plan of Merger, as amended and restated by an Amended and Restated Agreement and Plan of Merger, dated as of May 15, 2013 (as so amended and restated, the “Merger Agreement”), with Cynosure, Inc., a Delaware corporation (“Cynosure”), and New Palomar (formerly Commander Acquisition, LLC), a wholly-owned subsidiary of Cynosure, pursuant to which Old Palomar merged with and into New Palomar (the “Merger”), with New Palomar surviving as a wholly-owned subsidiary of Cynosure at the effective time of the Merger. The Merger was completed on June 24, 2013.

This Post-Effective Amendment relates to the following Registration Statements filed with the Securities and Exchange Commission by Old Palomar on Form S-8 (collectively, the “Registration Statements”):

•

Registration Statement No. 33-87908 registering an aggregate of 2,850,000 shares of common stock, par value $0.01 per share (“Common Stock”), of Old Palomar for issuance under Old Palomar’s 1991 Stock Option Plan, Old Palomar’s 1993 Stock Option Plan, Old Palomar’s 1995 Stock Option Plan and Old Palomar’s Stock Compensation Plan;

•

Registration Statement No. 33-97710 registering an aggregate of 1,345,000 shares of Common Stock for issuance under various common stock purchase warrants, under Old Palomar’s 401(k) Plan and for consulting services rendered;

•	Registration Statement No. 333-33390 registering an aggregate of 157,143 shares of Common Stock for issuance under Old Palomar’s 401(k) Plan;

•

Registration Statement No. 333-18347 registering an aggregate of 3,500,000 shares of Common Stock for issuance under Old Palomar’s 1996 Stock Option Plan and Old Palomar’s 1996 Employee Stock Purchase Plan; and, as amended by Post-Effective Amendment No. 1, registering an additional 3,500,000 shares of Common Stock reserved for issuance under Old Palomar’s 1996 Stock Option Plan and Old Palomar’s 1996 Employee Stock Purchase Plan;

•

Registration Statement No. 333-55821 registering an aggregate of 4,980,000 shares of Common Stock for issuance under Old Palomar’s Director and Employee Warrants, Old Palomar’s 1998 Incentive and Nonqualified Stock Option Plan and Old Palomar’s 401(k) Plan;

•	Registration Statement No. 333-57403 registering an aggregate of 400,000 shares of Common Stock for issuance pursuant to various common stock purchase warrants issued to certain Old Palomar officers;

•	Registration Statement No. 333-57580 registering an aggregate of 1,060,000 shares of Common Stock for issuance under Old Palomar’s 401(k) Plan and Old Palomar’s 1996 Employee Stock Purchase Plan;

•

Registration Statement No. 333-115719 registering an aggregate of 4,180,000 shares of Common Stock (together with each right (each “Right”) to purchase Old Palomar’s Series A participating cumulative preferred stock under Old Palomar’s rights agreement, dated as of April 20, 1999, as amended and restated on October 28, 2008, attached to each such share) for issuance under Old Palomar’s 2004 Stock Incentive Plan and Old Palomar’s Warrants to Purchase Common Stock; and

•

Registration Statement No. 333-144727 registering an aggregate of 1,000,000 shares of Common Stock (together with each Right attached to each such share) for issuance under Old Palomar’s 2007 Stock Incentive Plan.

In connection with the Merger, any offering of securities pursuant to the Registration Statements was terminated. In accordance with an undertaking made by Old Palomar in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, New Palomar, as successor to Old Palomar, hereby removes from registration all of such securities registered under the Registration Statements that remain unsold as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westford, the Commonwealth of Massachusetts, on this 25th day of June, 2013.

PALOMAR MEDICAL TECHNOLOGIES, LLC

By:	/s/ Michael R. Davin
Michael R. Davin
Chief Executive Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael R. Davin Michael R. Davin	Chief Executive Officer and Manager (Principal Executive Officer)	June 25, 2013

/s/ Timothy W. Baker Timothy W. Baker	Chief Financial Officer and Manager (Principal Financial Officer and Principal Accounting Officer)	June 25, 2013

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